Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 28, 2012, relating to the consolidated financial statements of Guided Therapeutics, Inc. for the two years ended December 31, 2011, in this Registration Statement on Form S-8.

 /s/ UHY LLP

UHY LLP

Sterling Heights, Michigan

August 14, 2012